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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934









                         DATE OF REPORT: APRIL 13, 2001






                      WASHINGTON GROUP INTERNATIONAL, INC.



                         Commission File Number 1-12054




                             A Delaware corporation

                   IRS Employer Identification No. 35-0565601




                     720 PARK BOULEVARD, BOISE, IDAHO 83729

                                  208/386-5000




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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         As previously reported, Washington Group International, Inc. faces severe near-term liquidity problems. Reference is made to Washington Group's (1) Notification of Late Filing on Form 12b-25 dated March 2, 2001 and (2) Current Report on Form 8-K dated March 16, 2001. Because Washington Group currently is unable to reflect appropriately the impact of these liquidity problems on the financial statements and related disclosures to be included in its Quarterly Report on Form 10-Q for the quarterly period ended March 2, 2001, Washington Group will not file such quarterly report by April 16, 2001, the prescribed due date for such filing.



                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                WASHINGTON GROUP INTERNATIONAL, INC.




March 13, 2001                           /s/ Craig G. Taylor
                                By:---------------------------------
                                         Craig G. Taylor
                                         Secretary